UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – May 29, 2020

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

13.000% Senior Secured Notes due 2024

On May 29, 2020, Cooper-Standard Holdings Inc.’s (the “Company”) wholly-owned subsidiary, Cooper-Standard Automotive Inc. (the “Issuer”), issued $250,000,000 aggregate principal amount of its 13.000% Senior Secured Notes due 2024 (the “Notes”), pursuant to the Indenture, dated as of May 29, 2020 (the “Indenture”), by and among the Issuer, the guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent (the “Collateral Agent”).

The Notes are guaranteed by CS Intermediate HoldCo 1 LLC (“Holdings”) and (i) each of the Issuer’s subsidiaries that guarantee the credit agreement, dated April 4, 2014, between Holdings, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent for such lenders, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent for such lenders, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank plc and UBS Securities LLC, as joint lead arrangers and joint bookrunners and the other parties thereto (as amended to date, the “Term Loan Facility”); and (ii) each of the Issuer’s wholly-owned domestic subsidiaries that guarantee certain other indebtedness, subject to certain exceptions. The notes are also guaranteed on a senior unsecured basis by Cooper-Standard Latin America B.V. (the “Dutch Guarantor”), which also guarantees the Term Loan Facility.

The Notes will mature on June 1, 2024. Interest on the Notes is payable semi-annually in arrears in cash on June 1 and December 1 of each year, commencing on December 1, 2020.

The Issuer may redeem all or part of the Notes at any time prior to June 1, 2022 at a price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date and a “Make-Whole Premium,” as described in the Indenture. The Issuer may redeem the Notes at any time on or after June 1, 2022 at the redemption prices set forth in the Indenture. In addition, the Issuer may redeem up to 35% of the Notes prior to June 1, 2022 with an amount equal to or less than the net cash proceeds from certain equity offerings at the redemption price set forth in the Indenture.

Upon the occurrence of certain events constituting a Change of Control (as defined in the Indenture), the Issuer will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains certain covenants that limit the Issuer’s and its restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness or issue certain preferred stock; incur liens on assets, pay dividends or make other distributions in respect of, or repurchase or redeem, their capital stock or make other restricted payments; prepay, redeem or repurchase certain debt; make certain loans and investments; enter into agreements restricting certain subsidiaries’ ability to pay dividends; enter into transactions with affiliates; and sell certain assets or merge or consolidate with or into other companies. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any occur, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

In connection with the issuance of the Notes and execution of the Indenture, the Issuer and the Guarantors entered into a pledge and security agreement, dated as of May 29, 2020 (the “Pledge and Security Agreement”), among the Issuer, the Guarantors (other than the Dutch Guarantor) and the Collateral Agent. Pursuant to the Pledge and Security Agreement, the obligations of the Issuer and the Guarantors (other than the Dutch Guarantor) will be secured on (i) a first-priority basis, equally and ratably with all the Issuer’s and Guarantor’s obligations (other than the Dutch Guarantor) under any other pari passu indebtedness, including the Term Loan Facility, by liens on substantially all of the Issuer’s and each Guarantor’s (other than the Dutch Guarantor) assets (other than ABL Facility Priority Collateral (as defined below)), and (ii) a second-priority basis by liens on the Issuer’s and each Guarantor’s (other than the Dutch Guarantor) accounts receivable, inventory, instruments, chattel paper and other contracts, evidencing, or substituted for, any accounts receivable, guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable, commercial tort claims and general intangibles to the extent relating to any of the accounts receivable or inventory, bank accounts or securities accounts into which any proceeds of accounts receivable or inventory are deposited, tax refunds, and books and records relating to any of the foregoing (the “ABL Facility Priority Collateral”) and, in each case, any proceeds thereof, subject to certain exceptions set forth in such agreement.

On May 29, 2020, the Collateral Agent also entered into (i) an amended and restated intercreditor agreement with the collateral agent under the third amended and restated loan agreement among the Issuer, Cooper-Standard Automotive Canada Limited and Cooper-Standard Automotive International Holdings B.V., the lenders party thereto and Bank of America, N.A. as agent for such lenders (as amended to date, the “ABL Facility”), on the one hand, and the collateral agent under the Term Loan Facility, on the other hand, and the several other parties named therein as to the relative priorities of their respective security interests in the assets securing the Notes, the ABL Facility, the Term Loan Facility and certain other matters relating to the administration of security interests; and (ii) a pari passu intercreditor agreement with the collateral agent under the Term Loan Facility, the Issuer and the several other parties named therein as to the relative priorities of their respective security interests in the assets securing the Notes and the Term Loan Facility and certain other matters relating to the administration of security interests.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
4.1	Indenture, dated as of May 29, 2020, by and among Cooper-Standard Automotive Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee and Collateral Agent.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cooper-Standard Holdings Inc.

/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: June 1, 2020